Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
February 3, 2010		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports Full Year 2009 Results
Continued progress in reducing nonperforming assets
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported a fourth quarter loss on continuing operations of $1.4 million compared to a loss on continuing operations of $3.5 million for the fourth quarter of 2008. On a year-to-date basis the company reported a net loss from continuing operations of $3.6 million compared to a loss of $9.5 million for 2008. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“This year presented a variety of challenges for the organization. I am pleased to report a continued decline in nonperforming assets which dropped to $13.5 million. We saw improvements in our net interest margin, with the fourth quarter 2009 margin rising to 3.13%. In late December we completed the sale of our insurance subsidiary. All of these actions coupled with internal changes position the company for success in the future,” said William M. Drohan, Chairman of the Board of Directors.
He further added, “On January 29th, 2010, we announced the appointment of William E. Doyle, Jr., as Interim President and CEO. Bill brings strong community bank experience and leadership to Alliance. As we enter 2010, the senior leadership team and the Board will be focused on improving profitability and positioning Alliance for the future.”
Total assets amounted to $576.3 million as of December 31, 2009 compared to $572.8 million as of December 31, 2008. We have taken strategic actions to reduce our fair value option trading portfolio. As of December 31, 2008, the trading portfolio was $73.5 compared to the reduced December 31, 2009 level of $7.5 million. Our loan strategies to diversify the portfolio and reduce our exposure to certain real estate sub categories have yielded positive results in 2009. Our loan portfolio was $359.4 million as of December 31, 2009 or $8.0 million less than the December 31, 2008 level of $367.4 million.
In 2009, we saw a rebound in core deposits with growth of 23.1%. Total demand deposits grew to $92.8 million as of December 31, 2009 or 21.5% of total deposits. Total deposits were relatively flat at $431.9 million as of December 31, 2009 compared to the December 31, 2008 level of $428.7 million. As part of our strategic deposit portfolio rebalancing we reduced our brokered certificate of deposit portfolio by $70.1 million over the course of 2009. Our total brokered certificates of deposit amounted to $137.4 million at the end of 2009.

We continued to see improvement in our non performing asset levels. NPAs amounted to $13.5 million as of December 31, 2009 or 2.34% of total assets. This is down from the December 31, 2008 level of $16.6 million or 2.91% of total assets. We continue to aggressively market OREO properties and work our nonaccrual loans diligently.
As part of our strategic business evaluation, we made the decision to sell in the insurance agencies. The sale was completed in late December 2009. Although there was a loss on the sale, we feel the sale was appropriate in the current insurance and banking environment. The sale eliminates approximately $5.4 million of goodwill and intangibles. This action had a positive benefit to our regulatory capital ratios.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	December 31,	December 31,
	2009*	2008
	(Dollars in thousands)
ASSETS

Cash and due from banks	$26,671	$12,205
Federal funds sold	2,970	5,050
Trading securities, at fair value	7,460	82,584
Investment securities available-for-sale, at fair value	151,349	73,303

Loans held for sale	1,983	347
Loans, net of unearned discount and fees	359,380	367,371
Less: allowance for loan losses	(5,619)	(5,751)

Loans, net	353,761	361,620

Premises and equipment, net	2,038	1,888
Other real estate owned (OREO)	7,875	11,749
Intangible assets	—	2,331
Goodwill	—	3,569
Other assets	22,166	18,203

TOTAL ASSETS	$576,273	$572,849

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$92,846	$75,448
Interest-bearing deposits ($9,125 and $24,180 at fair value)	339,062	353,276

Total deposits	431,908	428,724

Repurchase agreements, federal funds purchased and other borrowings	47,290	40,711
Federal Home Loan Bank advances ($25,761 and $26,361 at fair value)	50,761	51,361
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	2,751	4,576
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	543,020	535,682

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,106,819 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively.	20,427	20,427
Capital surplus	25,834	25,364
Retained earnings (deficit)	(12,896)	(8,620)
Accumulated other comprehensive income (loss), net	(112)	(4)

TOTAL STOCKHOLDERS’ EQUITY	33,253	37,167

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$576,273	$572,849

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2009*	2008*	2009*	2008
	(Dollars in thousands, except per share)

INTEREST INCOME:
Loans	$5,325	$5,485	$21,106	$23,595
Trading securities	140	958	1,485	4,040
Investment securities	1,561	442	5,894	1,292
Federal funds sold	12	36	56	150

Total interest income	7,038	6,921	28,541	29,077

INTEREST EXPENSE:
Deposits	2,221	3,443	10,441	13,203
Purchased funds and other borrowings	516	656	2,168	3,518

Total interest expense	2,737	4,099	12,609	16,721

Net interest income	4,301	2,822	15,932	12,356
Provision for loan losses	300	1,364	2,995	4,724

Net interest income after provision for loan losses	4,001	1,458	12,937	7,632

OTHER INCOME:
Deposit account service charges	78	63	296	272
Gain on sale of loans	38	31	125	152
Net gain (loss) on sale of securities	138	—	1,508	(46)
Trading activity and fair value adjustments	314	203	171	(2,328)
Other operating income	49	41	143	132

Total other income (loss)	617	338	2,243	(1,818)

OTHER EXPENSES:
Salaries and employee benefits	1,867	1,824	7,008	7,172
Occupancy expense	645	401	2,407	1,933
Equipment expense	212	218	779	871
Other real estate owned expense	1,228	2,700	2,362	3,989
Operating expenses	2,808	1,946	8,132	6,394

Total other expenses	6,760	7,089	20,688	20,359

Income (loss) from continuing operations before income taxes	(2,142)	(5,293)	(5,508)	(14,545)
Income tax expense (benefit)	(735)	(1,827)	(1,903)	(5,084)

Income (loss) from continuing operations	$(1,407)	$(3,466)	$(3,605)	$(9,461)

Discontinued insurance operations:
Income from the discountinued insurance operations	$(252)	$(26)	$238	$671
Loss on the disposal of the insurance operations	(1,267)	—	(1,267)	—
Income tax expense (benefit)	(518)	(9)	(358)	230

Net loss on the discontinued insurance operation	(1,001)	(17)	(671)	441

Net Income	$(2,408)	$(3,483)	$(4,276)	$(9,020)

Income (loss) from continuing operations per common share, basic	$(0.28)	$(0.68)	$(0.71)	$(1.85)

Income (loss) from continuing operations per common share, diluted	$(0.28)	$(0.68)	$(0.71)	$(1.85)

Net income (loss) per common share, basic	$(0.47)	$(0.68)	$(0.84)	$(1.77)

Net income (loss) per common share, diluted	$(0.47)	$(0.68)	$(0.84)	$(1.77)

Weighted average number of shares, basic	5,106,819	5,106,819	5,106,819	5,106,819

Weighted average number of shares, diluted	5,106,819	5,106,819	5,106,819	5,106,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	December 31,	December 31,
	2009*	2008
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$356,580	$370,802
Average earning assets	544,979	503,822
Average assets	572,021	554,288
Average non-interest bearing deposits	95,689	60,679
Average total deposits	452,462	400,551
Average interest-bearing liabilities	459,145	451,347
Average equity	34,949	39,084
Net interest margin (1)	3.13%	2.29%
Income (loss) from continuing operations per common share, basic	$(0.28)	$(0.68)
Income (loss) from continuing operations per common share, diluted	(0.28)	(0.68)
Earnings per share, basic	(0.47)	(0.68)
Earnings per share, diluted	(0.47)	(0.68)

For The Twelve Months Ended:
Average loans	$360,993	$376,753
Average earning assets	550,571	502,125
Average assets	591,708	551,853
Average non-interest bearing deposits	96,326	65,109
Average total deposits	451,635	388,570
Average interest-bearing liabilities	461,809	441,375
Average equity	35,955	42,377
Net interest margin (1)	2.89%	2.52%
Income (loss) from continuing operations per common share, basic	$(0.71)	$(1.85)
Income (loss) from continuing operations per common share, diluted	(0.71)	(1.85)
Earnings per share, basic	(0.84)	(1.77)
Earnings per share, diluted	(0.84)	(1.77)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	December 31,	December 31,
	2009*	2008
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$1,227	$1,428
Non-accrual loans	4,393	3,467
OREO	7,875	11,749

Total nonperforming assets & past due loans	$13,495	$16,644

Specific reserves associated with impaired & non-accrual loans	$1,495	$1,148

Largest components of the nonperforming assets listed above:

December 31, 2009 impaired loans (99.4% of the total)
$680 thousand on commercial real estate in King George, Virginia.
$541 thousand on building lots in Northern Virginia.

December 31, 2009 non-accrual loans (95.6% of the total)
$1.9 million which is secured by 1-4 family residential properties to a variety of borrowers.
$765 thousand which is secured by business assets in Northern Virginia.
(Non-accrual as of 9/30/09)
$655 thousand on building lots in Northern Virginia.
(Non-accrual as of 9/30/09)
$400 thousand which is secured by a commercial real estate property in Winchester, Virginia.
(Non-accrual as of 3/31/09)
$298 thousand which is secured by a residential condominium project in Virginia Beach, Virginia.
(Non-accrual as of 9/30/08)
$199 thousand which is a consumer HELOCs to one borrower.

December 31, 2009 OREO (95.8% of the total)
$2.6 million which is multi-family land in Northern Virginia.
(OREO as of 9/30/09)
$1.7 million which is farmland/development acreage in the Winchester Virginia area.
(OREO as of 3/31/08)
$981 thousand which is residential building lots in Northern Virginia.
(OREO as of 6/30/08)
$943 thousand on building lots in Northern Virginia.
(OREO as of 3/31/08)
$821 thousand which consists of two parcels of land in Northern Virginia.
(OREO as of 3/31/08)
$493 thousand which is a two unit office condominium in Richmond, Virginia.
(OREO as of 12/31/07)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	December 31,	December 31,
For The Twelve Months Ended:	2009*	2008
	(Dollars in thousands)
Balance, beginning of period	$5,751	$6,411
Provision for loan losses	2,995	4,724

Loans charged off	(3,294)	(6,014)
Recoveries of loans charged off	167	630

Net charge-offs	(3,127)	(5,384)

Balance, end of period	$5,619	$5,751

	December 31,		September 30,		June 30,		March 31,		December 31,
	2009*		2009*		2009*		2009*		2008

Ratios:
Allowance for loan losses to total loans	1.56%		1.49%		1.47%		1.42%		1.57%
Allowance for loan losses to non-accrual loans	1.3	X	1.2	X	0.9	X	2.3	X	1.7	X
Allowance for loan losses to nonperforming assets	0.4	X	0.4	X	0.3	X	0.4	X	0.3	X
Nonperforming assets to total assets	2.34%		2.30%		2.41%		2.42%		2.91%
Net charge-offs to average loans	0.88%		0.88%		0.50%		0.30%		1.43%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	December 31, 2009*		December 31, 2008
	Fair		Fair
Trading Securities	Value	Yield	Value	Yield
		(Dollars in thousands)
U.S. government corporations & agencies	$3,536	5.08%	$35,947	5.25%
PCMOs [1]	3,924	5.36%	12,251	5.42%
SBA securities [2]	—	0.00%	34,386	2.99%

Totals	$7,460	5.24%	$82,584	4.37%

[1]	All PCMOs were rated AAA by at least one service on the purchase date. The current portfolio has a variety of ratings.

All instruments are performing as expected.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	December 31, 2009*	December 31, 2008
	Fair	Fair
Fair Value Assets and Liabilities	Value	Value
	(Dollars in thousands)
Trading securities	$7,460	$82,584

Interest-bearing deposits (brokered certificates of deposit)	$9,125	$24,180
FHLB advances	25,761	26,361

Total fair value liabilities	$34,886	$50,541

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	December 31,	December 31,
	2009*	2008
	(Dollars in thousands, except per share)

Capital Information:
Book value per share	$6.51	$7.28
Tier I risk-based capital ratio	10.7%	9.6%
Total risk-based capital ratio	11.9%	10.9%
Leverage capital ratio	7.3%	7.6%

*	Unaudited financial results